CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Panacea Global, Inc. for the quarter ending March 31, 2012, I, Mahmood Moshiri, President, Chief Executive Officer and Director of Panacea Global, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the quarter ending March 31, 2012, fairly represents in all material respects, the financial condition and results of operations of Panacea Global, Inc.

Date: May 15, 2012

PANACEA GLOBAL, INC.

/s/ Mahmood Moshiri
Mahmood Moshiri
Chief Executive Officer, President and Director
(principal executive officer and principal financial officer)